                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  JULY 1, 1997
                        (Date of Earliest Event Reported)

                        LEXINGTON HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-22261

DELAWARE                                               06-1468252
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         identification No.)

35 PARK PLACE, NEW BRITAIN, CT                         06052
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:    860-223-6902

                        LEXINGTON HEALTHCARE GROUP, INC.
                                    FORM 8-K
                                 CURRENT REPORT

Item 1.  Changes in Control

                                 NOT APPLICABLE

Item 2.  Acquisition or Disposition of Assets

On July 1, 1997, Lexington Highgreen Holding, Inc. (a wholly owned subsidiary of Lexington Healthcare Group, Inc.) purchased substantially all of the assets of two skilled nursing facilities, Greenwood Health Center and Highland Acres Extend-a-Care Center from Beverly Enterprises, Inc. These facilities are located in Hartford and Winsted, CT and had 240 and 75 licensed beds respectively.

The Company is operating 225 beds and has returned the license on 40 beds to the State of Connecticut. In November 1997, the Company sold the remaining license on 50 beds to an unrelated party for $1,550,000 in cash which resulted in a gain of $280,000.

All real estate, property, fixed and operating assets of the nursing homes were acquired (with the exception of certain proprietary computer hardware and systems) for a purchase price of approximately $6.8 million which was financed by a mortgage on the real estate from Nationwide Health Properties, Inc., the previous lessor to Beverly Enterprises. Beverly has agreed to pay a $2.5 million operating subsidy to the Company over five years, bringing the net cost of the transaction to the Company to $4.3 million.

There is no relation between Beverly Enterprises and Lexington Healthcare Group; in 1995, Lexington Healthcare Group had acquired four nursing homes from Beverly.

Financial statements depicting the results of the acquired nursing homes through June 30, 1997 are now audited and included in Item 7 herein.

Item 3.  Bankruptcy or Receivership

                                 NOT APPLICABLE

Item 4.  Changes in Registrants Certifying Accountant

                                 NOT APPLICABLE

Item 5.  Other Events

                                 NOT APPLICABLE

Item 6.  Resignations of Registrant's Directors

                                 NOT APPLICABLE

               LEXINGTON HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                       PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)



                                                                     LEXINGTON     GREENWOOD            PRO FORMA
                                                                     HEALTHCARE       AND              ADJUSTMENTS
                                                                     GROUP, INC.   HIGHLAND         DR             CR      PRO FORMA
                                                                     -----------   --------         --             --      ---------
                                     ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                          $ 1,000     $    200                         200     $ 1,000
    Accounts and note receivable, net                                    6,541        2,318                                   8,859
    Estimated third-party payor settlements - Medicare & Medicaid          278           --                                     278
    Inventories                                                            403          134                                     537
    Prepaid expenses and other current assets                              418            6                                     424
                                                                       -------     --------                                 -------
            Total current assets                                         8,640        2,658                                  11,098

LAND, BUILDINGS, EQUIPMENT & LEASEHOLD
IMPROVEMENTS, net                                                          814        1,370          255                      2,439

OTHER ASSETS
     Goodwill, net                                                       3,275           --                                   3,275
     Bed licenses                                                           --           --        2,780                      2,780
     Security deposits                                                   2,282           --                                   2,282
     Other assets, net                                                     421           63                                     484
                                                                       -------     --------                                 -------
                                                                         5,978           63                                   8,821
                                                                       -------     --------                                 -------
                                                                       $15,432     $  4,091                                 $22,358
                                                                       =======     ========                                 =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                             $ 7,737     $  1,138        1,138                    $ 7,737
     Estimated third-party payor settlements - Medicare & Medicaid         323          255          255                        323
     Notes and capital leases payable (current portion)                     89           --                                      89
     Income taxes payable                                                  204           --                                     204
                                                                       -------     --------                                 -------
            Total current liabilities                                    8,353        1,393                                   8,353

OTHER LIABILITIES
      Mortgage note payable                                                 --           --                       6,863       6,863
     Notes and capital leases payable (less current portion)               107           --                                     107
     Deferred rent                                                         416           --                                     416
     Residents' funds payable                                              161           63                                     224
     Payable to affiliate                                                   --       12,703       12,703                         --
                                                                       -------     --------                                 -------
                                                                           684       12,766                                     747
                                                                       -------     --------                                 -------
            Total liabilities                                            9,037       14,159                                  15,963
                                                                       -------     --------                                 -------

STOCKHOLDERS' EQUITY
     Common stock, par value $.01 per share, authorized
     15,000,000 shares, issued and outstanding 4,125,000 shares             41           --                                      41
     Additional paid-in capital                                          6,168           --                                   6,168
     Excess of liabilities over assets                                      --      (10,068)                     10,068          --
     Retained earnings                                                     186           --                                     186
                                                                       -------     --------                                 -------
            Total stockholders' equity                                   6,395      (10,068)                                  6,395
                                                                       -------     --------       --------      -------     -------
                                                                       $15,432     $  4,091        17,131        17,131     $22,358
                                                                       =======     ========       ========      =======     =======

                  The accompanying notes are an integral part of these pro forma condensed financial statements.

                LEXINGTON HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   (IN THOUSANDS EXCEPT FOR PER SHARE FIGURES)
                                   (UNAUDITED)



                                                               YEAR ENDED           YEAR ENDED
                                                              JUNE 30, 1997      DECEMBER 31, 1996
                                                              -------------      -----------------

                                                                LEXINGTON           GREENWOOD            PRO FORMA
                                                               HEALTHCARE              AND              ADJUSTMENTS
                                                               GROUP, INC.           HIGHLAND         DR           CR      PRO FORMA
                                                               -----------           --------         --           --      ---------
REVENUES
    Net patient service revenue                                 $ 35,536             $ 13,267                    1,000     $ 49,803
    Other revenue                                                    364                   --                                   364
                                                                --------             --------                              --------
            Total revenues                                        35,900               13,267                                50,167


EXPENSES
    Facility operating expenses:
      Salaries and benefits                                       26,979               10,092                      790       36,281
      Food, medical and other supplies                             2,689                2,682                      200        5,171
      Other operating expenses                                     5,113                2,052                      160        7,005
    Corporate, general and administrative expenses                 1,282                  555                       50        1,787
    Interest expense                                                 178                   --                                   178
                                                                --------             --------                              --------
            Total expenses                                        36,241               15,381                                50,422
                                                                --------             --------                              --------


    Income (loss) before income taxes                               (341)              (2,114)                                 (255)

INCOME TAXES                                                         (66)                  --                                   (66)
                                                                --------             --------                              --------

    Net income (loss)                                           $   (275)            $ (2,114)                             $   (189)
                                                                ========             ========                              ========

    Net income (loss) per common share                          $  (0.10)            $     --                              $  (0.07)
                                                                ========             ========                              ========


    Weighted average number of common shares outstanding           2,724                    -                                 2,724
                                                                ========             ========                              ========





                  The accompanying notes are an integral part of these pro forma condensed financial statements.

                        LEXINGTON HEALTHCARE GROUP, INC.
                                    FORM 8-K

Notes to Pro Forma Financial Statements

On July 1, 1997, Lexington Highgreen Holding, Inc. (a wholly owned subsidiary of Lexington Healthcare Group, Inc.) purchased substantially all of the assets of two skilled nursing facilities, Greenwood Health Center and Highland Acres Extend-a-Care Center from Beverly Enterprises, Inc. These facilities are located in Hartford and Winsted, CT and had 240 and 75 licensed beds respectively.

Lexington Highgreen Holding, Inc. is operating 225 beds and has returned the license on 40 beds to the State of Connecticut and has sold the license on 50 beds to an unrelated party.

All real estate, property, fixed and operating assets of the nursing homes were acquired (with the exception of certain proprietary computer hardware and systems) for a purchase price of approximately $6.8 million which was financed by a mortgage on the real estate from Nationwide Health Properties, Inc., the previous lessor to Beverly Enterprises. Beverly has agreed to pay a $2.5 million operating subsidy to Lexington over five years.

Basis of Presentation of Pro Forma Financial Statements

The proforma financial statements include a balance sheet as of June 30, 1997 (the date of the combination) and a statement of operations for a representative period of time (a one-year period ending June 30, 1997 for the registrant and the available one-year period ending December 31, 1996 for the businesses acquired).

Overall, adjustments were made in the pro forma financial statements to reflect the purchased costs of assets acquired and the elimination of liabilities which were not assumed, as well as to reflect known changes being made in the operations of the business.

In the pro forma balance sheet, adjustments were made to reflect assets not acquired (cash and leasehold improvements) and to eliminate liabilities not assumed (accounts payable, third party settlements, and affiliate payables).

In the pro forma statement of operations, adjustments were made to reflect increased revenues from rate and census increases and decreases in costs as a result of wage rate and benefit reductions negotiated along with other changes reflective of reduced bed operations.

Such pro forma amounts are not necessarily indicative of what the actual consolidated results of operations might have been had the acquisitions been effective on July 1, 1996.

                        LEXINGTON HEALTHCARE GROUP, INC.
                                    FORM 8-K
                           CURRENT REPORT (CONTINUED)




Item 7.  Financial Statements and Exhibits

      Pro Forma Financial Statements of Registrant and Acquired Businesses

      Notes to Pro Forma Financial Statements

      Report of Independent Certified Public Accountants on Combined Financial Statements

      Combined Financial Statements of Businesses Acquired
      (Greenwood Health Center and Highland Acres Extend-a-Care Center)

            Combined Balance Sheets
                  June 30, 1997 and December 31, 1996 and 1995

            Combined Statements of Operations
                  Six Months Ended June 30, 1997 and Years ended December 31, 1996 and 1995

            Combined Statements of Excess of Liabilities Over Assets
                  Six Months Ended June 30, 1997 and Years Ended
                  December 31, 1996 and 1995

            Combined Statements of Cash Flows,
                  Six Months Ended June 30, 1997 and Years Ended
                  December 31, 1996 and 1995

            Notes to Combined Financial Statements

                        LEXINGTON HEALTHCARE GROUP, INC.
                                    FORM 8-K
                           CURRENT REPORT (CONTINUED)

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly



                                  /s/ Harry Dermer
                                     (Harry Dermer, President)
                                     (Duly Authorized Officer)

Date  February 13, 1998           /s/ Thomas E. Dybick
                                     (Thomas E. Dybick, Chief Financial Officer)
                                     (Principal Financial Officer)

                 [DISANTO BERTOLINE & COMPANY, P.C. LETTERHEAD]




                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Beverly Enterprises, Inc.
  Fort Smith, Arkansas

We have audited the accompanying combined balance sheets of Greenwood Health Center and Highland Acres Extend-A-Care Center (collectively, the "Centers") as of June 30, 1997 and December 31, 1996 and 1995, and the related combined statements of operations, excess of liabilities over assets and cash flows for the six months ended June 30, 1997, and the years ended December 31, 1996 and 1995. These combined financial statements are the responsibility of the Centers' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Greenwood Health Center and Highland Acres Extend-A-Care Center as of June 30, 1997 and December 31, 1996 and 1995, and the results of their operations and their cash flows for the six months ended June 30, 1997, and the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

As more fully discussed in Note 7, the Centers terminated their leases of the nursing facilities effective July 1, 1997, and ceased operation of those facilities.


                                        /s/ DISANTO BERTOLINE & COMPANY, P.C.



Glastonbury, Connecticut
January 9, 1998

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
                             COMBINED BALANCE SHEETS
                  JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995




                                    ASSETS

                                                                         1997             1996             1995
                                                                         ----             ----             ----
CURRENT ASSETS
    Cash                                                             $    199,787     $    420,303     $      5,418
    Patient accounts receivable, less allowance for uncollectible
       accounts of $73,000, $82,000 and $88,000, respectively           2,318,456        2,141,067        1,896,546
    Inventory                                                             134,107          134,107          137,013
    Prepaid expenses and other current assets                               5,843          126,263           70,275
                                                                     ------------     ------------     ------------
           Total current assets                                         2,658,193        2,821,740        2,109,252

PROPERTY AND EQUIPMENT, at cost
    Leasehold improvements                                              1,564,553        1,558,884        1,553,937
    Furniture and equipment                                             1,297,762        1,282,937        1,172,876
                                                                     ------------     ------------     ------------
                                                                        2,862,315        2,841,821        2,726,813
    Less:  accumulated depreciation and amortization                    1,492,206        1,394,054        1,204,851
                                                                     ------------     ------------     ------------
                                                                        1,370,109        1,447,767        1,521,962

RESIDENTS' FUNDS                                                           62,934           58,770           85,030
                                                                     ------------     ------------     ------------

                                                                     $  4,091,236     $  4,328,277     $  3,716,244
                                                                     ============     ============     ============


               LIABILITIES AND EXCESS OF LIABILITIES OVER ASSETS


CURRENT LIABILITIES
    Accounts payable and accrued expenses                            $    880,437     $    905,825     $  1,120,727
    Accrued payroll                                                       257,790          318,038          280,665
    Estimated third-party payor settlements - Medicare                    254,655          162,199          340,577
                                                                     ------------     ------------     ------------
           Total current liabilities                                    1,392,882        1,386,062        1,741,969

RESIDENTS' FUNDS PAYABLE                                                   62,934           58,770           85,030

PAYABLE TO AFFILIATE                                                    12,703,673       11,347,465        8,239,395

EXCESS OF LIABILITIES OVER ASSETS                                     (10,068,253)      (8,464,020)      (6,350,150)
                                                                     ------------     ------------     ------------

                                                                     $  4,091,236     $  4,328,277     $  3,716,244
                                                                     ============     ============     ============




     The accompanying notes are an integral part of these combined financial statements.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
                        COMBINED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                     1997             1996             1995
                                                     ----             ----             ----
NET PATIENT SERVICE REVENUE                      $  6,176,833     $ 13,267,256     $ 13,829,808

EXPENSES
     Salaries and benefits                          5,239,364       10,092,013       11,001,030
     Purchased services and professional fees         624,195        1,115,532        1,170,542
     Management fees                                  158,190          339,599          364,388
     Depreciation and amortization                     98,150          192,859          185,017
     Provision for bad debts                           22,166           22,745           36,791
     Facility rent                                    464,221          936,048          973,482
     Supplies and other                             1,174,780        2,682,330        2,106,486
                                                 ------------     ------------     ------------

                                                    7,781,066       15,381,126       15,837,736
                                                 ------------     ------------     ------------

NET LOSS                                         $ (1,604,233)    $ (2,113,870)    $ (2,007,928)
                                                 ============     ============     ============




     The accompanying notes are an integral part of these combined financial statements.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
            COMBINED STATEMENTS OF EXCESS OF LIABILITIES OVER ASSETS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                    1997             1996             1995
                                    ----             ----             ----
BALANCE, beginning of period    $ (8,464,020)    $ (6,350,150)    $ (4,342,222)
Net loss                          (1,604,233)      (2,113,870)      (2,007,928)
                                ------------     ------------     ------------

BALANCE, end of period          $(10,068,253)    $ (8,464,020)    $ (6,350,150)
                                ============     ============     ============




     The accompanying notes are an integral part of these combined financial statements.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
                        COMBINED STATEMENTS OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                    1997            1996            1995
                                                                    ----            ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                   $(1,604,233)    $(2,113,870)    $(2,007,928)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
        Depreciation and amortization                                98,150         192,859         185,017
        Changes in operating assets and liabilities:
          Prepaid expenses and other current assets                 120,420         (53,082)          1,480
          Accounts payable and accrued expenses                     (25,388)       (214,902)        401,326
          Estimated third-party payor settlements - Medicaid             --              --         279,087
          Accrued payroll                                           (60,248)         37,373          19,463
          Estimated third-party payor settlements - Medicare         92,456        (178,378)        359,501
          Patient accounts receivable, net                         (177,389)       (244,521)       (684,827)
                                                                -----------     -----------     -----------

               Net cash used in operating activities             (1,556,232)     (2,574,521)     (1,446,881)
                                                                -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                            (20,492)       (118,664)       (173,487)
                                                                -----------     -----------     -----------

               Net cash used in investing activities                (20,492)       (118,664)       (173,487)
                                                                -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Advances from affiliate                                      1,356,208       3,108,070       1,529,356
                                                                -----------     -----------     -----------

               Net cash provided by financing activities          1,356,208       3,108,070       1,529,356
                                                                -----------     -----------     -----------

INCREASE (DECREASE) IN CASH                                        (220,516)        414,885         (91,012)

CASH, beginning of period                                           420,303           5,418          96,430
                                                                -----------     -----------     -----------

CASH, end of period                                             $   199,787     $   420,303     $     5,418
                                                                ===========     ===========     ===========




     The accompanying notes are an integral part of these combined financial statements.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995


NOTE 1 -         NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES

                 NATURE OF OPERATIONS

                 Beverly Enterprises, Inc. ("Beverly") provided long-term healthcare in the State of Connecticut through the nursing facilities located at Greenwood Health Center and Highland Acres Extend-A-Care Center (collectively "the Centers"). The Centers were leased and operated through June 30, 1997 (see
                 Note 7), by Beverly Enterprises - Connecticut, Inc. ("BEC") (a wholly-owned subsidiary of Beverly Health and Rehabilitation Services, Inc., which is a wholly-owned subsidiary of Beverly Enterprises, Inc.).

                 PRINCIPLES OF COMBINATION

                 The combined financial statements include the accounts of the Centers. All significant accounts and transactions among the Centers have been eliminated in combination.

                 USE OF ESTIMATES

                 The preparation of financial statements in conformity with generally accepted accounting principles requires the Centers' management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 CASH EQUIVALENTS

                 For purposes of the statement of cash flows, the Centers consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Centers had no cash equivalents as of June 30, 1997 and December 31, 1996 and 1995.

                 PROPERTY AND EQUIPMENT

                 Property and equipment are depreciated on a straight-line basis over the estimated useful life of each asset (principally 5-15 years). Leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives. Amortization of assets subject to leases is reported as part of depreciation expense.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                  JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Statement of Financial Accounting Standards (SFAS) No. 107, Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which the determination of fair value is practicable. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                  The Centers have the following financial instruments:

                  - Cash, residents' funds, patient accounts receivable and accounts payable and accrued expenses - The carrying amounts approximate their fair value because of the short maturity of those instruments.

                  - Payable to affiliate - It is not practical to estimate the fair value of this financial instrument because no formal agreement exists for repayment of the balance.

                  The Centers financial instruments are held for other than trading purposes.

                  INCOME TAXES

                  The Centers are included in the consolidated income tax returns filed by Beverly. Each Center in the consolidated group determines its tax expense as if it were filing a separate income tax return. Any difference between the individual Centers' current tax provision and the consolidated tax paid or refunded is recorded in Beverly's financial statements.

                  The Centers have incurred cumulative net operating losses. Consequently, no provision for income taxes has been provided.

                  Deferred income tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. Temporary differences principally relate to net operating losses, depreciation and amortization and inventory. A valuation allowance has been established to offset the net deferred tax assets because it is more likely than not that the deferred tax asset will not be realized.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                  JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  NET PATIENT SERVICE REVENUE

                  Net patient service revenue is reported at the estimated net realizable amount from patients, third-party payors, and others for services rendered. Approximately, 90%, 89% and 91% of the Centers' net patient service revenue for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively, were derived from funds under federal and state medical assistance programs.

                  Revenue under third-party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

NOTE 2 -          MEDICARE AND MEDICAID REIMBURSEMENT ADJUSTMENTS

                  The Centers have been reimbursed for services rendered to patients covered by the federal Medicare program on the basis of estimated costs. Provisions for adjustment of amounts accrued based on estimated costs to actual reimbursement based on the Medicare cost report for each period have been included in the accompanying combined financial statements. The Medicare cost report is subject to audit and retroactive adjustment under the terms of the Centers' Medicare reimbursement agreement which may affect the actual reimbursement for each period. Any liabilities resulting from any retroactive adjustments after June 30, 1997 would be Beverly's responsibility. It is reasonably possible that the amount the Centers will ultimately realize could differ materially in the near term.

                  The Centers have been reimbursed for services rendered to Title XIX Medicaid patients on the basis of predetermined per diem rates. The reimbursement plan is on a prospective basis, and no additional settlement will be made on the difference between the interim per diem rates paid and actual costs.

NOTE 3 -          RESIDENTS' FUNDS PAYABLE

                  The Centers serve as trustees of funds received on behalf of various residents. The Centers have fiduciary responsibility for the administration of the bank accounts and the distribution of the funds for residents.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                  JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995


NOTE 4 -          RELATED PARTY TRANSACTIONS

                  OPERATING LEASES

                  BEC entered into agreements on behalf of the Centers to lease the nursing facilities, together with all improvements, furniture, furnishings, fixtures, machinery, equipment and personal property for an initial period of fourteen years commencing December 31, 1986. BEC had the option to renew these leases for eight successive periods of five years each. BEC also had the right of first refusal to purchase the Centers on the same terms and conditions as offered by any other bona fide offeror during the term of the leases. The leases required BEC to pay all executory costs (property taxes, repairs, maintenance, insurance, and utilities). The leases were terminated on July 1, 1997 (see Note 7).

                  Lease expense associated with these leases approximated $464,000, $931,000 and $973,000 for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively. Total rent expense for all operating leases was approximately $492,000, $987,000 and $1,033,000 for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

                  MANAGEMENT FEE

                  The Centers pay a management fee to Beverly which reflects the Centers' share of expenses incurred by Beverly for managing their operations. The management fee is composed of general corporate overhead of Beverly's national and regional corporate offices. This fee approximated $158,000, $340,000 and $364,000 for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

                  INSURANCE

                  The Centers insure auto liability, general liability and workers' compensation risks through insurance policies with third parties executed by Beverly. Premiums paid to Beverly for these policies approximated $296,000, $424,000, and $468,000 for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                  JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995


NOTE 5 -          SIGNIFICANT ESTIMATES AND CONCENTRATIONS

                  Generally accepted accounting principles require disclosure of certain current vulnerabilities due to certain concentrations. Those matters include the following:

                  CREDIT RISK

                  The Centers place their cash deposits with high credit-quality institutions and such deposits may, at times, exceed federal depository insurance limits. However, the Centers have not experienced any losses in this area and management believes its cash deposits are not subject to significant credit risk.

                  The Centers grant credit without collateral to their patients, most of whom are local residents and are insured under third-party payor agreements. The mix of accounts receivable from patients and third-party payors at June 30, 1997 was:

                           Medicaid                               47%
                           Medicare                               26
                           Private                                27
                                                                 ---
                                                                 100%
                                                                 ===

                  Management has provided for potential credit losses through direct write-offs and such write-offs have been within management's expectations. Industry experience indicates that, after such direct write-offs have been made, potential credit losses are considered minimal, therefore, only a negligible allowance for doubtful accounts is considered necessary by management.

                  Estimates of allowances for adjustments included in net patient service revenue are provided for as described in Notes 1 and 2.

                  LITIGATION

                  There are various lawsuits and regulatory actions pending against the Centers as operated by Beverly arising in the normal course of business or as a result of the early lease termination. Management does not believe that the ultimate resolution of these matters will have a material adverse effect on the Centers' combined financial position or results of operations.

                  LABOR CONCENTRATION

                  As of June 30, 1997, approximately 57% of the Centers' employees were covered by collective bargaining agreements with New England Health Care Employees Union, District 1199/SEIU, AFL-CIO ("Union"). These employees participate in Union pension plans to which the Centers' contribute an amount stipulated in each collective bargaining agreement.

                           GREENWOOD HEALTH CENTER AND
                       HIGHLAND ACRES EXTEND-A-CARE CENTER
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                  JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995


NOTE 6 -          EMPLOYEE STOCK PURCHASE PLAN

                  The Beverly Enterprises 1988 Employee Stock Purchase Plan (as amended and restated) enables all full-time employees of Beverly owned and/or operated facilities, having completed one year of continuous service, to purchase shares of common stock at the current market price through payroll deductions. Beverly makes contributions in the amount of 30% of the participant's contribution. Each participant specifies the amount to be withheld from earnings per two-week pay period, subject to certain limitations. Total contributions related to this plan for the above Centers approximated $10,000, $37,000 and $27,000 for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

NOTE 7 -          EARLY LEASE TERMINATION AND DISCONTINUANCE OF LESSEE
                  OPERATIONS

                  In accordance with the terms of an agreement with the lessor, BEC terminated its leases of the facilities and associated real property effective July 1, 1997. In addition, BEC transferred the operations of the Centers to the purchaser of the lessor's real property and also sold furniture, fixtures, equipment, consumable goods and certain accounts receivable to this purchaser. Neither the purchaser nor the lessor assumed any of Beverly's liabilities. As of the effective date, the Centers ceased operation of the nursing homes. These combined financial statements do not reflect any adjustments or losses recognized by Beverly as a result of these lease termination agreements.